UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2010

Icahn Enterprises L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, New York		10153
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

     On December 15, 2010, IEH Merger Sub LLC, a Delaware limited liability company (“Parent”), and IEP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dynegy, Inc., a Delaware corporation (“Dynegy”). Parent and Merger Sub are indirect wholly owned subsidiaries of Icahn Enterprises L.P. (“Icahn Enterprises”).

     Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Parent shall commence a tender offer (the “Offer”) by 5:00 p.m. (New York City time) on December 22, 2010 to purchase all of the issued and outstanding shares of common stock of Dynegy (“Common Stock”) and associated rights (together with the shares of Common Stock, the “Shares”) issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 22, 2010 (the “Rights Agreement"), as amended, at a purchase price of $5.50 per Share, net to the holder in cash but subject to any required withholding of taxes (the “Offer Price”).  After the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including the approval of stockholders of Dynegy (if required by law), Merger Sub will merge with and into Dynegy (the “Merger”) and Dynegy will become a wholly owned subsidiary of Parent.

The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be consummated after the Merger Agreement is adopted by the holders of a majority of the outstanding Shares entitled to vote on the Merger in accordance with applicable law and following the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (ii) Dynegy or any direct or indirect wholly owned subsidiary of Dynegy or (iii) Company stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive the Offer Price, without interest.

Concurrently with the execution of the Merger Agreement, Icahn Enterprises Holdings L.P. entered into a guarantee in favor of Dynegy, dated as of December 15, 2010, guaranteeing certain obligations of Parent and Merger Sub under the Merger Agreement arising prior to or at the Closing.

The obligation of Parent to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a limited number of conditions set forth in the Merger Agreement, including (i) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act of 1935, as amended, (iii) the approval of the Offer and Merger, or a determination that no approval of the Offer and Merger is required, of the New York Public Service Commission pursuant to the New York Public Service Law, as amended, ((i), (ii) and (iii) collectively, the “Regulatory Condition”), (iv) that there shall have been validly tendered and not properly withdrawn prior to the expiration date for the Offer that number of Shares which, when added to any Shares already owned by Parent, its subsidiaries and Support Parties (as defined below), represents at least a majority of the outstanding Shares on a fully diluted basis as of the expiration date of the Offer (assuming the issuance of all Shares that may be issued upon the vesting of outstanding Company restricted stock, plus Shares issuable upon the exercise of all outstanding Company stock options, warrants and other rights to purchase Shares with an exercise price per Share less than the Offer Price) (such condition, the “Minimum Condition”), (v) that the Merger Agreement shall not have been terminated in accordance with its terms and (vi) other customary closing conditions.  Pursuant to the Merger Agreement, Parent may not amend, modify or waive satisfaction of the Minimum Condition or the Regulatory Condition without the prior consent of Dynegy.

Regardless of whether the Offer closes, the parties have agreed to consummate the Merger, subject to the satisfaction of certain conditions, including the Regulatory Condition and, if required by applicable law, approval of stockholders of Dynegy.  In the event that the Offer closes, at such time thereafter that Parent, Merger Sub and its affiliates collectively own at least a majority of the outstanding Shares, Parent may notify Dynegy that Parent, Merger Sub and its affiliates elect to adopt the Merger Agreement by executing a written consent to take action without a meeting of stockholders pursuant to Section 228 of the Delaware General Corporation Law.  Alternatively, at any time after February 8, 2011, if adoption of the Merger Agreement by the holders of Shares is required under applicable law and Parent has not notified Dynegy of its intent to take action by written consent, Dynegy shall have the right (and Parent and Merger Sub shall have the right, subject to the satisfaction or waiver of certain conditions) to request that Dynegy duly call and hold a meeting of holders of Shares to consider and vote upon the adoption of the Merger Agreement.

Dynegy has also granted to Parent an irrevocable option (the “Top-Up”) to purchase from Dynegy that number of Shares equal to the lowest number of Shares that, when added to the number of Shares already owned by Parent at the time of exercise, constitutes one Share more than the number of Shares necessary for Merger Sub to be merged into Dynegy without a vote or consent of Dynegy stockholders in accordance with Section 253 of the Delaware General Corporation Law (the “Top-Up Threshold”).  The Top-Up is only available if the number of shares that would need to be issued to cause Parent to exceed such Top-Up Threshold are authorized and unissued. The Top-Up is only exercisable within the ten business days after the date on which Parent accepts for payment and pays for Shares pursuant to the Offer, or such later date as any subsequent offering period for the Offer may expire.   If Parent and Merger Sub acquire more than the number of Shares necessary for Merger Sub to be merged into Dynegy without a vote or consent of Dynegy stockholders in accordance with Section 253 of the Delaware General Corporation Law, including through exercise of the Top-Up, Merger Sub will complete the Merger through the “short form” procedures available under Delaware law.

During the period beginning on December 15, 2010 and continuing until 11:59 p.m. on January 24, 2011, Dynegy may initiate, solicit and encourage any alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. Starting at 12:00 a.m. on January 25, 2011, Dynegy will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. However, beginning on January 25, 2011 and continuing until the earlier of the time the Offer is consummated and the Merger is adopted by Dynegy’s stockholders, the no-shop provision is subject to a customary “fiduciary-out” provision that allows Dynegy under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined in good faith (after consultation with its financial advisor) are or could reasonably be expected to, if consummated, result in a transaction more favorable to Dynegy’s stockholders from a financial point of view than the proposed transaction contemplated by the Merger Agreement (a “Superior Proposal”).

Dynegy may terminate the Merger Agreement if Dynegy receives a takeover proposal that the Board of Directors determines in good faith constitutes a Superior Proposal and that failure to terminate could be inconsistent with its fiduciary duties.   In connection with such a termination, and in certain other circumstances, Dynegy must pay Parent a $16.3 million fee, less any Parent expense payments previously paid by Dynegy.  In connection with a termination of the Merger Agreement Dynegy may be obligated to reimburse Parent expenses up to $5 million under certain circumstances.  In the event that Dynegy terminates the agreement to accept a Superior Proposal meeting certain criteria, including that the consideration consists wholly of cash, that the offeror seek to acquire all outstanding Shares, and that the offeror satisfy certain financial tests (such a Superior Proposal, a “Subsequent Transaction”), Parent would be obligated to terminate the Offer.  Additionally, as described below, under certain circumstances Parent and its affiliates may be obligated to vote in favor of or tender into such Subsequent Transaction.  In the event that the Merger Agreement is terminated in respect of a Superior Proposal that does not qualify as a Subsequent Transaction, or in certain other circumstances, Parent is entitled to continue the Offer until September 15, 2011, so long as the Offer continues to be conditioned only upon satisfaction of the Regulatory Condition and the Minimum Condition and the absence of any law prohibiting consummation of the Offer and that Offer meets certain other requirements.

Parent may terminate the Merger Agreement on or before January 17, 2011 if it presents to Dynegy a written environmental report prepared by a reputable, nationally recognized environmental consulting firm selected by Parent and reasonably acceptable to Dynegy, on which Dynegy has had an opportunity to comment, that concludes that, subject to the methodology and criteria detailed in the Merger Agreement, there is an obligation for Dynegy to comply with environmental laws as in effect and interpreted on December 15, 2010 that will result in Dynegy incurring environmental capital expenditures between January 1, 2011 and December 31, 2013 plus environmental liabilities as accrued on Dynegy’s September 30, 2010 balance sheet (as defined and interpreted in accordance with GAAP, subject to certain guidelines provided in the Merger Agreement), such that individually or in the aggregate, such costs are more than $250 million in excess of the $395 million currently projected by Dynegy for such required expenditures and accruals in Dynegy’s additional definitive soliciting materials filed on Schedule 14A with the SEC on November 18, 2010 and Dynegy’s September 30, 2010 balance sheet included in its Quarterly Report on September 3, 2010.  Parent may also terminate the Merger Agreement on or before January 17, 2011 if the aggregate Pension Benefit Guarantee Corporation liability as of December 31, 2010 for Dynegy’s Title IV employee benefit plans is more than $250 million greater than the aggregate fair market value of assets in trust for Dynegy's Title IV employee benefit plans as of November 30, 2010.

Parent has agreed that neither it nor its affiliates will sell or enter into voting agreements with respect to (or in either case, take certain similar actions with respect to Shares that they beneficially own) until the date on which the Merger is consummated or the Merger Agreement is terminated, unless Dynegy terminates the Merger Agreement to accept a Subsequent Transaction, in which case they will not take such actions until the first to occur of the date that (1) the Subsequent Transaction is consummated, (2) the Subsequent Transaction is terminated, and (3) the Board withholds, withdraws, modifies or qualifies its recommendation with respect to the transactions contemplated thereby (the “Voting Termination Date”).  From December 15, 2010 until the Voting Termination Date, Parent shall, and shall cause its affiliates to, vote, tender for purchase or deliver a consent with respect to any Shares beneficially owned by them (i) in favor of adoption of the Merger Agreement, and (ii) in favor of any transaction that forms the basis for the Subsequent Transaction Termination.  From December 15, 2010 until the earliest of (i) the closing of the Offer, (ii) the effective time of the Merger and (iii) the termination of the Merger Agreement, Parent shall, and shall cause its affiliates to, vote, tender for purchase or deliver a consent with respect to any Shares beneficially owned by them against any proposal made by any holder of Shares (whether or not such proposal is included in the Dynegy’s proxy or consent statement) to be considered and voted upon at any annual or special meeting of the stockholders of Dynegy or any other action sought to be taken by any holder of Shares by means of written consent in lieu of such a meeting, if such vote is recommended by the Board of Directors of Dynegy.

The representations, warranties and covenants of Icahn Enterprises, Parent, Merger Sub and/or their affiliates contained in the Merger Agreement have been made solely for the benefit of Dynegy. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Dynegy in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Icahn Enterprises, Parent, Merger Sub or any of their subsidiaries or affiliates or their business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Icahn Enterprises, Parent, Merger Sub or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Icahn Enterprises’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Icahn Enterprises that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Icahn Enterprises files with the SEC.

Each of the parties is entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to specifically enforce its terms.

The foregoing description of the Merger Agreement and the proposed transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Support Agreement

Concurrently with the execution of the Merger Agreement each affiliate of Parent and Merger Sub that holds Shares or derivative securities (the "Support Parties") entered into a Support Agreement with Dynegy pursuant to which those Parent and Merger Sub affiliates have agreed to comply with the voting and transfer obligations described above.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 8.01 OTHER ITEMS

On December 15, 2010, Icahn Enterprises and Dynegy issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report  on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.”  Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q, the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in its definitive proxy statement filed with the SEC on October 4, 2010 and the section entitled “Forward-Looking Statements” in its preliminary consent revocation statement filed with the SEC on November 26, 2010.  In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this Current Report could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy’s 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) expectations regarding Dynegy’s revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiii) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xiv) beliefs about the outcome of legal, regulatory, administrative and legislative matters;  (xv) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; (xvi) uncertainties associated with the consent solicitation (the “Seneca Capital Solicitation”) engaged in by Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (“Seneca Capital”) and (xvii) uncertainties associated with the proposed acquisition of Dynegy by Icahn Enterprises (the "Transaction"), including uncertainties relating to the anticipated timing of filings and approvals relating to the Transaction, the outcome of legal proceedings that may be instituted against Dynegy and/or others relating to the Transaction, the expected timing of completion of the Transaction, the satisfaction of the conditions to the consummation of the Transaction and the ability to complete the Transaction.  Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, losses in the private funds and loss of  key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our gaming and associated hotel, restaurant and entertainment operations, including the effects of regulation and substantial competition; risks related to our railcar operations, including the highly cyclical nature of the railcar industry; risks related to our food packaging activities, including the cost of raw materials and fluctuations in selling prices; risks related to our scrap metals activities, including potential environmental exposure and volume fluctuations; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in Icahn Enterprises’ filings with the Securities and Exchange Commission. Icahn Enterprises’ undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Notice to Investors

The tender offer for the outstanding shares of common stock of Dynegy Inc. (“Dynegy”) referred to in this report has not yet commenced.  The solicitation and the offer to buy shares of Dynegy common stock will be made pursuant to an offer to purchase and related materials that IEH Merger Sub LLC (“Offeror”),   an indirectly wholly owned subsidiary of Icahn Enterprises, intends to file with the SEC. At the time the offer is commenced, the Offeror will file a tender offer statement on Schedule TO with the SEC, and thereafter Dynegy will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. These materials will be sent free of charge to all stockholders of Dynegy when available. In addition, all of these materials (and all other materials filed by Dynegy with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by the Offeror. Investors and security holders may also obtain free copies of the documents filed with the SEC by Dynegy by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy's website, http://www.dynegy.com.

Additional Information About the Merger and Where to Find It

In connection with the potential merger, Dynegy will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Dynegy. BEFORE MAKING ANY VOTING DECISION, DYNEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Company’s website, http://www.dynegy.com.

Participants in the Solicitation

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy's stockholders with respect to the Merger. Information about Dynegy's directors and executive officers and their ownership of Dynegy's common stock is set forth in the proxy statement for Dynegy's 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of December 15, 2010, by and among Dynegy, Inc., IEH Merger Sub LLC and IEP Merger Sub Inc.*
10.1
Support Agreement, dated as of December 15, 2010, by and among Dynegy Inc., High River Limited Partnership, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund LP.

99.1	Joint Press Release, dated December 15, 2010, issued by Icahn Enterprises L.P. and Dynegy, Inc.
_______________________
*	Excludes schedules, exhibits and certain annexes, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Dominick Ragone
Dominick Ragone Chief Financial Officer

Date:  December 17, 2010